EXHIBIT 99.1

FOR IMMEDIATE RELEASE                       May 4, 2004

CONTACT:

                                            Donald C. Weinberger
S. Colin Neill                              Andria Pilo (Media)
Axonyx Inc., New York                       Wolfe Axelrod Weinberger Assoc. LLC
(212) 645-7704                              (212) 370-4500; (212) 370-4505 (Fax)
www.axonyx.com                              don@wolfeaxelrod.com

Axonyx Announces $20 million Private Placement of Common Stock and Warrants

NEW YORK-- May 4, 2004 --Axonyx Inc. (NASDAQ: AXYX) announced today that the Company has entered into definitive agreements with new institutional investors for a private placement of $20 million of securities through the sale of 3,076,923 shares of common stock at $6.50 per share. These agreements also involve the acquisition by the investor group of five-year warrants to purchase an additional 923,077 shares of the Company's stock at an exercise price of $8.50 per share. The Company will file a registration statement with the SEC for the resale of common stock within 30 days.

UBS Securities LLC was the exclusive placement agent for this transaction. Punk Ziegel & Company acted as a financial advisor to Axonyx.

Axonyx plans to use the net proceeds of this transaction to 1) broaden the Company's portfolio through the acquisition of new and complementary technologies focused on the Central Nervous System (CNS), especially protein disorders such as Alzheimer's disease, Down's Syndrome, Parkinson's disease, Lou Gehrig's disease and other similar disorders, and 2) fund working capital requirements for ongoing research, development and operations.

About Axonyx

Axonyx Inc. is a U.S.-based biopharmaceutical company engaged in the acquisition and development of proprietary pharmaceutical compounds and new technologies useful in the diagnosis and treatment of Alzheimer's disease, human memory disorders and prion-based illnesses such as Mad Cow disease. Its leading Alzheimer's disease drug candidate is Phenserine, a dual action acetylcholinesterase and beta amyloid precursor protein ((B)-APP) inhibitor, and currently in Phase IIB and Phase III clinical trials. A previously completed Phase II trial showed that Phenserine was well tolerated and effective in improving the memory of mild-to-moderate AD patients.

The ongoing Phase IIB clinical study is designed to evaluate Phenserine's ability to lower the levels of the beta-amyloid precursor protein ((B)-APP) and Amyloid beta (A-(B)) in the plasma and cerebrospinal fluid of mild-to-moderate AD patients. The presence of toxic beta-amyloid in the brains of AD patients is considered by many experts to be a key pathological event in the causation as well as the progression of AD. A reduction of these levels may be able to slow the progression of AD.

This press release may contain forward-looking statements or predictions. These statements represent our judgment to date, and are subject to risks and uncertainties that could materially affect the Company including those risks and uncertainties described in the documents Axonyx files from time to time with the SEC, specifically Axonyx's annual report on Form 10-K. Axonyx cannot assure that the Phase III clinical trials, or others, if any, with Phenserine will prove successful, that the safety and efficacy profile of Phenserine exhibited in the previous small Phase II trial will remain the same in the Phase III clinical trials, or future clinical trials, if any, that Phenserine will be able to slow the progression of Alzheimer's disease, that the efficacy results of the Phase III trial will prove pivotal, that Axonyx will obtain the necessary financing to complete the Phase III Phenserine trials, that the Company's development work on Phenserine will support an NDA filing, that the results of the Phase III trials will allow Phenserine to be approved by the FDA, that the FDA will grant marketing approval for Phenserine, that if Phenserine is approved by the FDA, it will prove competitive in the market, and that Axonyx will obtain licensing or corporate partnership agreements that will enable acceleration of the development of and optimize marketing opportunities for, Phenserine, or that Axonyx will be able to advance any other potential memory enhancing compound toward IND status. Axonyx undertakes no obligation to publicly release the result of any revisions to such forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.